UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

SunEdison Semiconductor Limited
(Exact Name of Registrant as Specified in its Charter)

Singapore (State or other jurisdiction of incorporation or organization)	001-36460 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh, Singapore (Address of principal executive offices)	319579 (Zip Code)

(65) 6681-9300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Severance Plan
At its meeting on July 28, 2015, the Compensation Committee (the “Compensation Committee”) of the Board Directors of SunEdison Semiconductor Limited (the “Company”) adopted and approved the Company’s Change in Control Severance Plan (the “CIC Severance Plan”) effective August 1, 2015 for employees of the Company and its affiliates at the level of Director or above, including the Company’s executive officers.
The CIC Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment with the Company without cause or for good reason, each as defined in the CIC Severance Plan (each, a “Qualifying Termination”) following a change in control as defined in the CIC Severance Plan. In the event of a Qualifying Termination and subject to the employee’s execution of a general release of liability against the Company, the CIC Severance Plan provides the following payments and benefits to the executive officers:

•
A lump sum payment equal to the sum of (i) the employee’s base salary and target bonus for the then-current performance period, multiplied by two, in the case of the President and Chief Executive Officer, and multiplied by one, in the case of the other executive officers, and (ii) a pro-rata portion of the employee’s target bonus, based on the number days elapsed in the performance period prior to the Qualifying Termination (the “Lump Sum Payment”); and

•
For a period equal to 18 months, in the case of the President and CEO, and 12 months, in the case of the other executive officers, COBRA continuation coverage with employee contributions capped at the amount that the employee would be required to contribute for such health coverage if the employee were to continue as an active employee of the Company.

Notwithstanding, in the event that the following amount is greater than the Lump Sum Payment, the employee shall receive the following amount in a lump sum in lieu of the Lump Sum Payment: the product of: (i) the number of the employee’s continuous full years of service with the Company as of the date of the employee’s Qualifying Termination, and (ii) one fifty-second (1/52nd) of the employee’s base salary as of the date of the employee’s Qualifying Termination.
The CIC Severance Plan does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). Instead, if the value of the severance benefits, when combined with other payments triggered by a change in control under Section 280G of the Code, exceeds the employee’s applicable Section 280G threshold, and a cutback of those payments to the applicable Section 280G threshold would result in a greater after-tax benefit to the employee, then the total payments are cut back to the extent required to avoid incurring penalties under Sections 280G/4999.
The above description is a summary of the terms of the CIC Severance Plan and is subject to and qualified in its entirety by the terms of the CIC Severance Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Severance Plan
At its meeting on July 28, 2015, the Compensation Committee of the Board of Directors adopted and approved the Company’s Severance Plan (the “Severance Plan”) effective August 1, 2015 for full-time employees of the Company and of its affiliates that have adopted the Severance Plan, including the Company’s executive officers, other than Dr. Sadasivam, the Company’s President and CEO, whose severance benefits are set forth in his employment agreement.
The Severance Plan provides for the payment of benefits to eligible employees in the event of a termination of employment with the Company without cause, as defined in the Severance Plan (a “Qualifying Termination”). Notwithstanding, if the employee participates in the CIC Severance Plan and the employee's employment is terminated during a “Protection Period” as defined in the CIC Severance Plan, then the CIC Severance Plan will control and the employee will not be eligible to receive benefits under the Severance Plan.
In the event of a Qualifying Termination and subject to the employee’s execution of a general release of liability against the Company, the Severance Plan provides the following benefits to the participating executive officers:

•
Salary continuation for the greater of (i) six months and (ii) the number of weeks equal to the number of the employee’s full years of service as of the date of the Qualifying Termination (the “Continuation Period”); and

•
For the Continuation Period, COBRA continuation coverage with employee contributions capped at the amount that the employee would be required to contribute for such health coverage if the employee were to continue as an active employee of the Company.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

On July 29, 2015, the following matters were voted on and approved by the Company’s shareholders at the Company’s Annual General Meeting of Shareholders:

(1)	The election of seven directors;

(2)
The re-appointment of KPMG LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2015, and the authorization of the Audit Committee of the Board of Directors to fix its remuneration through the date of the Company's 2016 Annual General Meeting of Shareholders;

(3)
The cash compensation for the Company’s non-employee directors for services rendered by them through the date of the Company's 2016 Annual General Meeting of Shareholders and for each approximately 12-month period thereafter;

(4)	The general authorization for the directors of the Company to allot and issue ordinary shares; and

(5)	The Share Repurchase Mandate authorizing the acquisition by the Company of its own issued ordinary shares.
The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 - Election of Directors:

	For	Against	Abstain
Mr. Antonio R. Alvarez	22,942,509	49,533	1,563
Mr. Gideon Argov	22,951,465	40,577	1,563
Mr. Michael F. Bartholomeusz	22,951,439	40,603	1,563
Mr. Jeffrey A. Beck	22,951,240	40,604	1,761
Ms. Justine F. Lien	22,940,439	51,203	1,963
Dr. Shaker Sadasivam	22,931,531	60,211	1,863
Mr. Abdul Jabbar Bin Karam Din	14,775,854	8,215,988	1,763

Proposal 2 - To approve the re-appointment of KPMG LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2015, and to authorize the Audit Committee of the Board of Directors to fix its remuneration through the date of the Company's 2016 Annual General Meeting of Shareholders:

For	Against	Abstain	Broker Non-Votes
23,702,684	44,069	19,325	0

Proposal 3 - To approve the cash compensation for the Company’s non-employee directors for services rendered by them through the date of the Company's 2016 Annual General Meeting of Shareholders and for each approximately 12-month period thereafter, as set forth in the Company’s notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting:

For	Against	Abstain	Broker Non-Votes
22,950,577	41,823	1,205	772,473

Proposal 4 - To approve the general authorization for the directors of the Company to allot and issue ordinary shares, as set forth in the Company’s notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting:

For	Against	Abstain	Broker Non-Votes
22,772,516	211,175	9,914	772,473

Proposal 5 - To approve the Share Repurchase Mandate authorizing the acquisition by the Company of its own issued ordinary shares, as set forth in the Company's notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting:

For	Against	Abstain	Broker Non-Votes
21,521,515	1,447,616	24,474	772,473

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.1	SunEdison Semiconductor Limited Change in Control Severance Plan *

10.2	SunEdison Semiconductor Limited Severance Plan and Summary Plan Description *
* Management compensatory plan, contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED
Date:	August 3, 2015	By:	/s/ Sally H. Townsley
Name: Sally H. Townsley Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	SunEdison Semiconductor Limited Change in Control Severance Plan *

10.2	SunEdison Semiconductor Limited Severance Plan and Summary Plan Description *
* Management compensatory plan, contract or arrangement